UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the financial position or results of operations of Insituform Technologies, Inc. (“Insituform”) or The Bayou Companies, L.L.C. and its related entities (“Bayou”) actually would have been if the Bayou acquisition had been completed as of and for the periods indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Insituform after consummation of the acquisition.

Pro forma adjustments related to the unaudited pro forma condensed combined statements of earnings give effect to certain events that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) expected to have a continuing impact on the combined results. Pro forma adjustments related to the unaudited pro forma condensed combined balance sheet give effect to events that are directly attributable to the Bayou acquisition, and that are factually supportable regardless of whether they have a continuing impact or are non-recurring.

The unaudited pro forma condensed combined financial information is based on a number of other assumptions and estimates and is subject to a number of uncertainties relating to the Bayou acquisition and related matters, including, among other things, estimates, assumptions and uncertainties regarding (1) the estimated fair values of certain assets and liabilities acquired, which are sensitive to assumptions and market conditions, (2) the actual amount of goodwill that will arise from the acquisition and (3) the amount of costs relating to the acquisition.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141 Revised (“SFAS No. 141(R)”), which replaced SFAS No. 141, “Business Combinations” (“SFAS No. 141”), for periods beginning on or after December 15, 2008, but retains the fundamental requirement in SFAS No. 141 that the acquisition method of accounting (which SFAS No. 141 called the “purchase method”) be used for all business combinations. The requirements of this standard have been reflected in the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Financial Information for Insituform and Bayou

The following unaudited pro forma condensed combined financial information has been prepared by our management and gives pro forma effect to the completion of the acquisition by Insituform of selected assets and liabilities of Bayou and the noncontrolling interests of certain subsidiaries of Bayou (the “Noncontrolling Interests”) and the application of the proceeds from Insituform’s public offering of common stock completed on February 17, 2009 (the “Offering”), in each case as if they occurred on January 1, 2007 for statement of earnings purposes and September 30, 2008 for balance sheet purposes.

The unaudited pro forma condensed combined statements of earnings combine the historical consolidated statements of earnings of Insituform and Bayou, giving effect to the transactions as if they had occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Insituform and Bayou, giving effect to the transactions as if they had been consummated on September 30, 2008. You should read this unaudited pro forma information in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial information, the historical financial statements of Insituform filed with the Securities and Exchange Commission (“SEC”), historical financial statements of Bayou filed herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Insituform” included in Insituform’s Annual Report on Form 10-K, as filed with the SEC on March 2, 2009 and subsequent Quarterly Reports on Form 10-Q.

The Bayou acquisition is treated herein as a purchase of Bayou by Insituform, with Insituform as the acquiring entity in accordance with SFAS No. 141(R). Accordingly, goodwill arising from the Bayou acquisition has been determined as the excess of the acquisition cost of Bayou over the fair value of its net assets acquired. In the unaudited pro forma condensed combined balance sheet, Insituform’s cost to acquire Bayou has been allocated to the assets acquired and liabilities assumed based upon Insituform’s preliminary estimate of their respective fair values as of the date of acquisition.

Definitive allocations have not been completed and continue to be refined based upon certain valuations and other studies after the closing date of the Bayou acquisition. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information and are subject to revision based on a final determination of fair value. Thus, the final purchase price allocation may differ in material respects from that presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of earnings also include certain purchase accounting adjustments, including items expected to have a continuing impact on the combined results, such as increased depreciation and amortization expense on acquired tangible and intangible assets.

Items Not Reflected in the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined statements of earnings do not include the impacts of any revenue, cost or other operating synergies that may have resulted or may result in the future from the Bayou acquisition.

Insituform’s consolidated tax rate could potentially increase as a result of a change in the jurisdictions in which Insituform will conduct its operations in connection with its acquisition of Bayou. As a result, Insituform will assess whether a higher blended tax rate will be required to be applied to its taxable income, which could increase its effective tax rate and cash paid for taxes on a prospective basis. The effect, if any, of such adjustments is excluded from the unaudited pro forma condensed combined financial information.

Bayou historically operated as a Subchapter S corporation for tax purposes, and as such did not accrue income taxes in its historical financial statements. The unaudited pro forma condensed combined financial information reflects the taxation of Bayou as a taxable entity for all periods presented, as the subsidiary of Insituform that purchased the business of Bayou is taxed as a C-corporation.

Based on Insituform’s review of the summary of significant accounting policies disclosed in the financial statements of Bayou, the nature and amount of any adjustments to the historical financial statements of Bayou to conform its accounting policies to those of Insituform are not expected to be significant. Further review of the accounting policies and financial statements of Bayou may result in revisions to the policies and classifications of Bayou to conform to Insituform’s.

Insituform incurred certain non-recurring expenses in the amount of $3.7 million in connection with the acquisitions of Bayou and the Noncontrolling Interests. In addition, Insituform paid fees in the amount of $7.7 million in connection with the Offering. These expenses are reflected in the pro forma condensed combined balance sheet as of September 30, 2008 as an adjustment to cash and equity (see notes (b) and (h)), but are not reflected in the pro forma condensed combined statements of earnings for the nine months ended September 30, 2008 and for the year ended December 31, 2007, as they are not expected to have a continuing impact on operations.

Unaudited Pro Forma Condensed Combined Balance Sheet for Insituform and Bayou

	As of September 30, 2008
	Insituform	Bayou (a)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$90,062	$144	$(9,469	)(b)	$80,738
Restricted cash	2,058	—	—		2,058
Receivables, net	96,893	16,478	—		113,371
Retainage	22,858	—	—		22,858
Costs and estimated earnings in excess of billings	43,737	4,995	—		48,732
Inventories	17,436	4,065	—		21,501
Prepaid expenses and other assets	31,615	1,925	—		33,540
Current assets of discontinued operations	17,093	—	—		17,093

Total current assets	321,752	27,607	(9,469)		339,890

Property, plant and equipment, less accumulated depreciation	71,977	33,741	18,647	(c)	124,365
Other assets
Goodwill	122,437	—	24,360	(b)	146,797
Identified intangible assets	9,330	—	31,621	(d)	40,951
Investments	—	9,599	11,059	(e)	20,658
Other assets	15,127	432	—		15,559

Total other assets	146,894	10,031	67,040		223,965

Non-current assets of discontinued operations	7,157	—	—		7,157

Total Assets	$547,780	$71,379	$76,218		$695,377

Liabilities
Current liabilities
Current maturities of long-term debt	$1,523	$4,068	$(4,068	)(f)	$1,523
Notes payable	—	5,100	(3,600	)(f)	1,500
Accounts payable and accrued expenses	99,430	10,407	—		109,837
Billings in excess of costs and estimated earnings	8,244	2,103	—		10,347
Current liabilities of discontinued operations	4,361	—	—		4,361

Total current liabilities	113,558	21,678	(7,668)		127,568
Long-term debt, less current maturities	65,000	16,509	(15,362	)(f)	66,147
Other long-term liabilities	4,372	1,846	5,000	(b)	11,218
Non-current liabilities of discontinued operations	874	—	—		874

Total Liabilities	183,804	40,033	(18,030)		205,807

Total Equity	363,976	31,346	94,248	(g)	489,570

Total Liabilities and Equity	$547,780	$71,379	$76,218		$695,377

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statements of Earnings for Insituform and Bayou

	For the Nine Months Ended September 30, 2008
	Insituform	Bayou (a)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share data)
Statement of Earnings Data:
Revenues	$399,390	$94,761	$—		$494,151
Cost of revenues	309,152	75,558	—		384,710

Gross profit	90,238	19,203	—		109,441
Operating expenses	70,494	10,588	3,046	(h)	84,128

Operating income	19,744	8,615	(3,046)		25,313
Total other income (expense)	(199)	412	1,123	(i)	1,336

Income before taxes on income	19,545	9,027	(1,923)		26,649
Taxes on income	4,842	1,469	1,302	(j)	7,613

Income before noncontrolling interests and equity in earnings (losses) of affiliated companies	14,703	7,558	(3,225)		19,036
Noncontrolling interests	(726)	(1,043)	1,043	(g)	(726)
Equity in earnings (losses) of affiliated companies	(243)	4,782	(290	)(k)	4,249

Income from continuing operations	$13,734	$11,297	$(2,472)		$22,559

Earnings per share from continuing operations:
Basic	$0.50				$0.59
Diluted	$0.49				$0.58

Weighted average shares outstanding:
Basic	27,559,721		10,499,016	(l)	38,058,737
Diluted	28,193,505		10,499,016	(l)	38,692,521

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statements of Earnings for Insituform and Bayou

	For the Year Ended December 31, 2007
	Insituform	Bayou (a)	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share data)
Statement of Earnings Data:
Revenues	$495,570	$118,780	$—		$614,350
Cost of revenues	396,462	94,738	—		491,200

Gross profit	99,108	24,042	—		123,150
Operating expenses	90,078	10,254	4,060	(h)	104,392
Gain on settlement of litigation	(4,500)	—	—		(4,500)

Operating income	13,530	13,788	(4,060)		23,258
Total other income (expense)	(459)	918	1,528	(i)	1,987

Income before taxes on income (tax benefits)	13,071	14,706	(2,532)		25,245
Taxes on income (tax benefits)	(149)	1,418	3,330	(j)	4,599

Income before noncontrolling interests and equity in earnings of affiliated companies	13,220	13,288	(5,862)		20,646
Noncontrolling interests	(525)	(869)	869	(g)	(525)
Equity in earnings of affiliated companies	171	3,352	(387	)(k)	3,136

Income from continuing operations	$12,866	$15,771	$(5,380)		$23,257

Earnings per share from continuing operations:
Basic	$0.47				$0.61
Diluted	$0.47				$0.61

Weighted average shares outstanding:
Basic	27,330,835		10,499,016	(l)	37,829,851
Diluted	27,664,928		10,499,016	(l)	38,163,944

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information for Insituform and Bayou

(dollars in thousands, except share data)

(a) Certain reclassifications have been made to the historical presentation of Bayou to conform to the presentation used in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of earnings.

Bayou’s revenues and income from continuing operations for the year ended December 31, 2007 include a $3.5 million payment received from a customer related to capitalized costs incurred during the construction of certain plant and equipment. Excluding this nonrecurring income, pro forma combined income and diluted earnings per share from continuing operations for the year ended December 31, 2007 are $20,978 and $0.55, respectively.

(b) Reflects the adjustment for the net proceeds from the Offering and the use of the proceeds to fund the transactions as follows:

Offering	$134,550
Transaction costs—acquisitions	(3,731)
Transaction costs—Offering	(7,725)
Purchase of Bayou	(132,419)
Bayou cash not acquired	(144)

Pro forma adjustment to cash	$(9,469)

Insituform issued 10,350,000 common shares in the Offering at a market price of $13.00 per share. Insituform also issued 149,016 common shares to the holders of the Noncontrolling Interests at an average price of $16.78 per share. The fair value of the total acquisition cost is as follows:

Cash consideration	$132,419
Issuance of Insituform shares to Bayou’s Noncontrolling Interest shareholders (149,016 at $16.78 per share)	2,500
Six-month note payable to Noncontrolling Interest shareholders	1,500
Estimated fair value of holdback payments to Bayou shareholders	5,000

Total acquisition cost	$141,419

The asset purchase agreement relating to the Bayou acquisition contains a holdback provision based on annual EBITDA targets for 2009, 2010 and 2011. The estimated payments under the holdback provision are reflected at their estimated fair value of $5,000 as part of the acquisition consideration. Any differences between the final determined fair value and the actual payments under the holdback provision will be recorded in the Company’s statement of earnings.

Insituform has completed its preliminary assessment of the fair value of assets acquired and liabilities assumed of Bayou. The table below represents a preliminary assessment of the total acquisition cost to the tangible and intangible assets and liabilities of Bayou based on management’s preliminary estimate of their acquisition date fair values:

Preliminary pro forma acquisition consideration allocation:
Net assets acquired	$55,732
Property, plant and equipment fair value adjustments	18,647
Identified intangible assets acquired	31,621
Investments fair value adjustment	11,059
Goodwill	24,360

Total acquisition cost allocated	$141,419

(c) Historical property, plant and equipment values of Bayou have been adjusted by $18,647 to their estimated fair value as discussed in note (b) above.

(d) Reflects the estimated fair value of identified intangible assets to be acquired including customer relationships, trademarks and trade names, non-compete agreements and backlog as follows:

	Estimated Useful Life (in years)	Total
Customer relationships	15.0	$24,060
Trademarks and trade names	20.0	5,320
Non-compete agreements	3.0	230
Backlog	1.5	740
Leases	21.6	1,271

Total		$31,621

(e) Reflects the estimated fair value adjustment to Bayou’s equity method investments as follows:

Property, plant and equipment fair value adjustments	$1,061
Identified intangible assets acquired	6,940
Goodwill	3,058

Total investments adjustment	$11,059

(f) Bayou settled certain notes payable and long-term debt with a portion of the proceeds that it received from the acquisition. The Company did not assume any of Bayou’s notes payable, long-term debt or the related current portions in the acquisitions, except for $1,147 of long-term debt assumed by the Company as part of the Bayou Noncontrolling Interest acquisitions.

The following reflects the pro forma adjustments to notes payable:

Six-month note payable to Noncontrolling Interest shareholders	$1,500
Bayou notes payable not assumed	(5,100)

Pro forma adjustment to notes payable	$(3,600)

(g) Reflects the adjustment to the combined equity as a result of the transactions, including the issuance of 10,499,016 new shares of $0.01 par value common stock.

Offering	$134,550
Issuance of Insituform shares to Bayou’s noncontrolling interest shareholders (149,016 at $16.78 per share)	2,500
Transaction costs—acquisitions	(3,731)
Transaction costs—Offering	(7,725)
Elimination of Bayou historical equity	(31,346)

Total adjustment to equity	$94,248

In connection with the elimination of Bayou’s historical Noncontrolling Interests, a pro forma adjustment has been reflected on the unaudited pro forma condensed combined statements of earnings for the nine months ended September 30, 2008 and for the year ended December 31, 2007 of $1,043 and $869, respectively.

(h) Reflects the additional depreciation and amortization of Bayou’s tangible and intangible assets, arising from the estimated fair values and useful lives. The estimated depreciation and amortization as if the acquisitions had occurred on January 1, 2007 are as follows:

	Estimated Useful Life (in years)	Nine Months Ended September 30, 2008	Year Ended December 31, 2007
Property, plant and equipment	10.0	$1,171	$1,561
Customer relationships	15.0	1,203	1,604
Trademarks and trade names	20.0	200	266
Non-compete agreements	3.0	58	77
Backlog	1.5	370	493
Leases	21.6	44	59

Total		$3,046	$4,060

(i) Reflects the elimination of Bayou historical interest expense of $1,123 and $1,528 for the nine months ended September 30, 2008 and the year ended December 31, 2007, respectively.

(j) Reflects additional pro forma income tax expense recognized on the pro forma adjustment amounts identified in notes (h) and (i) using an estimated tax rate of 39%.

	Nine Months Ended September 30, 2008	Year Ended December 31, 2007
Income tax benefit related to the pro forma adjustments noted in (h) and (i)	$(750)	$(987)
Impact on income taxes of converting Bayou to a C-corporation	2,052	4,317

Total	$1,302	$3,330

(k) Reflects the pro forma adjustment related to a reduction in equity investment earnings as a result of recording Bayou’s equity investments to fair value as follows:

	Nine Months Ended September 30, 2008	Year Ended December 31, 2007
Amortization of identified intangible assets acquired	$434	$578
Depreciation of property, plant and equipment fair value adjustments	42	56

Total	475	634
Assumed effective income tax rate	39%	39%

Total adjustment of equity investments, net of tax	$290	$387

(l) Reflects the pro forma combined per share amounts and weighted average shares resulting from the historical consolidated weighted average of Insituform shares for each period presented adjusted for the number of Insituform shares issued in the Offering (10,350,000 shares) and the acquisition of the Noncontrolling Interests (149,016).